Exhibit 10.48
                              OPTION AGREEMENT

     This Option Agreement (this "Agreement") made as of the 28th day of June 1996, by and between SPECIFIED PROPERTIES VIII, L.P., a Texas limited partnership, having an address at 5950 Berkshire Lane, Suite 500, Dallas, Texas 75225, Attention: John R. Carmichael or Tom Teague (hereinafter called "Seller"), and WELLSFORD RESIDENTIAL PROPERTY TRUST, a Maryland real estate investment trust, having an address at 370 17th Street, Suite 3100, Denver, Colorado 80202, Attention: Donald D. MacKenzie (hereinafter called "Buyer").

                                  RECITALS

     WHEREAS, Seller is the owner in fee simple of the land (the "Land") which is more fully described on Exhibit A attached hereto and made a part hereof, together with the buildings and improvements thereon erected, known as Sonterra at Williams Centre, an apartment property located in the City of Tucson, County of Pima, State of Arizona (the "Improvements") (the Land and the Improvements are collectively referred to herein as the "Premises"); and

     WHEREAS, Seller desires to grant to Buyer and Buyer desires to obtain an option to purchase the Premises, for the price and other considerations and upon the terms and conditions hereinafter set forth.

                                  AGREEMENT

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and of the Option Payment provided for herein, and respectively expressing the intention to be legally bound hereby, covenant and agree as follows:

     1. Option. In consideration of the payment to Seller of $178,000.00 (the "Option Payment"), the receipt and sufficiency of which is hereby acknowledged, Seller hereby grants to Buyer the right and option (the "Option") for a term ending December 31, 1998 (the "Term") to purchase all of the following (collectively herein referred to as the "Property"), free and clear of liens and encumbrances except Permitted Exceptions (as hereinafter defined) and subject to additions and removals in accordance with Paragraph 9(e):

          (a)  The Land;

          (b)  The Improvements;

          (c) Easements, rights of way, privileges, appurtenances and rights belonging to and inuring to the benefit of the Premises;

          (d) All of Seller's interests in any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining said Premises to the center line thereof;

          (e) All fixtures, machinery, computers, equipment, furnishings, appliances, supplies, operational records and other tangible personal property owned by Seller and now or hereafter located on the Premises, including without limitation, all fittings, heating, air cooling, air conditioning, freezing, lighting, laundry, incinerating and power equipment and apparatus; all engines, pipes, pumps, tanks, motors, conduits, switch boards, plumbing, lifting, cleaning, fire prevention, fire extinguishing and refrigerating equipment and apparatus; all furnaces, oil burners or units thereof; all appliances, vacuum cleaning systems, awnings, signs, screens, storm doors and windows, cabinets, partitions, ducts and compressors, furniture and furnishings, hot water heaters, garbage receptacles and containers above and below ground, janitorial supplies, landscaping materials, lawn mowers, tools, and articles of a nature similar to the foregoing; all snow removal equipment; and all future additions to or substitutions for the foregoing, or any part thereof, between the date hereof and the date of closing hereunder; and all warranties and guarantees to and rights of action of Seller therefor, if any. (The property described in this subparagraph 1(e), when referred to separately from the Premises, is hereinafter sometimes called "Personalty");

          (f) All strips, gores, riparian rights and littoral rights, if any, belonging to or inuring to the benefit of the Land and/or the Improvements; and

          (g) All of Seller's right, title and interest in and to the following (collectively, "Other Interests"):

               i) Any and all catalogs, booklets, manuals, tenant files, maintenance and operation logs, files and records, leasing records, correspondence relating to maintenance, operations or leasing, purchaser prospect list, tenant lists, tenant prospect lists and other mailing lists, sales brochures and material, leasing brochures and materials, advertising materials and, to the extent prepared for Seller by third parties, title information, soil, engineering and environmental inspections, studies and reports, market studies, and similar materials with respect to the sale, management, leasing, promotion, ownership, maintenance, use, occupancy and operation of the Premises;

               ii)  The name "Sonterra at Williams Centre" (the "Name");

               iii) All tenant security deposits, together with any interest thereon accrued or deemed accrued as of the Closing Date which the landlord is required by law or by the Tenant Leases to refund to tenants (collectively, the "Security Deposits");

               iv) Any transferable bond, guaranty, warranty or repair agreements (the "Warranties") concerning the Premises or any part thereof, including without limitation, any bond, guaranty or warranty (including any fidelity bonds) relating to construction, use, maintenance, occupancy or operation of the Improvements and the Personalty, but only to the extent such bond, guaranty, warranty or agreement is an obligation of a person not affiliated with Seller or its partners, and in all cases subject to any limitation contained in each such bond, guaranty and warranty;

               v) Any transferable licenses, permits, approvals and certificates issued by any governmental authorities required or used in or relating to the ownership, use, maintenance, occupancy or operation of any part of the Premises;

               vi) Any surveys of, and plans and specifications relating to, the Premises;

               vii) Any unrecorded utility agreements including any deposits made thereunder;

              viii) The Service Agreements (as hereinafter defined);

               ix) The Tenant Leases listed on the Rent Roll (as both terms are hereinafter defined);

               x) Any unpaid awards for any taking by condemnation or any damage to the Premises by reason of a change of grade of any street or highway, or any award paid to Seller and not used or applied by Seller to the restoration of the Premises or applied to the Loan (as such term is defined in Section 20);

               xi) Any unpaid proceeds for any damage to the Premises by reason of fire or other casualty, or any proceeds paid to Seller and not used or applied by Seller to the restoration of the Premises or applied to the Loan (as such term is defined in Section 20);

               xii) Any transferable development rights with respect to the Land, excluding any cash deposits or letters of credit delivered to any governmental authority in connection with the past, present or future development of the Land (it being acknowledged that Seller may withdraw or cause to be withdrawn any such cash or letters of credit); and

              xiii) Any water and water rights of any kind or description appurtenant to or owned by Seller in connection with the Land or the Improvements.

     2.   Option Payment; Exercise of Option; Purchase Price.

          (a) The Option Payment is nonrefundable and shall be credited against the amounts due from Buyer at the Closing.

          (b) Buyer may exercise the Option at any time prior to the end of the Term by written notice (the "Exercise Notice") given to Seller in accordance with Paragraph 20 below. If Buyer gives the Exercise Notice, the date of closing of the purchase and sale of the Property (the "Closing Date") shall be on a date specified by Buyer which shall be not more than ninety
(90) nor less than twenty (20) days after the date of the Exercise Notice or on such other date as Buyer and Seller may agree.

          (c) The purchase price for the Property shall be $20,178,000.00 if the Closing Date is on or before December 31, 1997, and $20,678,000.00 if the the Closing Date is January 1, 1998 or later (in either case, the "Purchase Price"), which Buyer shall pay by wire transfer of immediately available funds through the Federal Reserve System to Chicago Title Insurance Company, 7616 LBJ Freeway, Dallas, Texas 75230 (the "Title Company") for disbursement to Seller.

     3. Seller's Condition. Notwithstanding any representation, warranty or covenant in this Agreement to the contrary, Seller's obligations and exercise of the Option under this Agreement are conditioned on approval of this Agreement by the limited partner of Seller.

     4. Survey. Prior to the date of this Agreement, Seller has delivered to Buyer, at Seller's sole cost and expense, a current ALTA/ACSM Land Title Survey of the Property prepared and certified (i) in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted ALTA and ACSM in 1992, and including Items 1 through 4, 6 through 11, and 13 of Table A thereof, and (ii) pursuant to the Accuracy Standards (as adopted by the ALTA and ACSM and in effect on the date of the certification of such survey) of an Urban Survey (the "Initial Survey"). The Initial Survey contains a certificate from the surveyor to Buyer and the Title Company in form acceptable to Buyer. Seller shall have the survey updated and recertified prior to Closing to a date not more than thirty (30) days before the Closing Date. The updated survey (the "Final Survey") shall be in a form acceptable to the Title Company for the deletion of the standard survey exceptions without the addition of further exceptions to title and shall disclose no title defects, encroachments or other matters not shown on the Initial Survey, unless the same are acceptable to Buyer in its sole and absolute discretion. Any matters shown on the Final Survey that are not on the Initial Survey and are objected to by Buyer shall be corrected at Seller's sole cost prior to the Closing Date, except that Seller shall not be obligated to correct survey matters arising solely from changes enacted by governmental authorities after the date of the Initial Survey (e.g. changes in setback requirements).

     5.   Title Insurance and Lien Search.

          (a) Prior to the date hereof, a current title insurance commitment covering the Property issued by the Title Company (the "Initial Title Commitment"), together with complete and legible copies of all documents referred to therein, has been delivered to Buyer at Seller's sole cost and expense. The Initial Title Commitment commits to insure Buyer as owner of the Property in the amount of $20,178,000.00, and commits the Title Company to issue its standard ALTA Owner's Policy on the Closing Date, with standard preprinted exceptions deleted, insuring good and marketable title in fee simple to the Property in Buyer subject only to (i) current non-delinquent general real property taxes, and (ii) title exceptions approved by Buyer prior to the date hereof. If the Initial Title Commitment contains any exception for mineral rights, Seller shall pay at Closing for an endorsement to the title insurance coverage insuring against any loss to Improvements as a result of such exception. Seller shall cause the Initial Title Commitment to be updated prior to Closing to a date not more than thirty (30) days before the Closing Date. If such updated title insurance commitment (the "Closing Title Commitment") contains any exceptions from coverage which Buyer deems to be unacceptable and which are not on the Initial Title Commitment, and if Seller does not remove (or, in the case of mechanic's liens, bond over) such exceptions by Closing, Buyer, at its option, may exercise its remedies under Paragraph 16 of this Agreement. If Buyer does not deliver written notice of objection to title to Seller before the end of ten (10) business days after delivery of the Closing Title Commitment, Buyer shall be deemed to have accepted the condition of title as shown therein. Any exceptions on the Closing Title Commitment to which Buyer does not timely object, or to which Buyer objects but later waives its objection in writing, shall be deemed to be "Permitted Exceptions."

          (b) Seller shall obtain and shall deliver to Buyer within ten (10) days after the Closing Date, at its sole cost and expense, a standard ALTA Owner's Policy, covering the Property in the amount of the applicable Purchase Price, effective as of the date and time of the Closing, subject only to the Permitted Exceptions, and including the endorsements required pursuant to the preceding subparagraph (a). The standard preprinted exceptions regarding parties in possession, surveys, and mechanic's liens shall be deleted, at Seller's sole cost and expense. Seller shall deliver to the Title Company any instruments, documents, payments, indemnities, releases and agreements as the Title Insurance Company shall require in order to issue, the title insurance policy as herein provided. At Closing, Seller shall cause the Title Company to deliver to Buyer such assurances as Buyer may reasonably request that the Title Company is irrevocably committed and prepared to issue its ALTA Owner's Policy to Buyer in accordance with the foregoing requirements.

          (c) If the Title Company uses the escrow and closing services of an agent in connection with this transaction, Seller shall cause Title Company to issue to Buyer an insured closing letter, in form and substance reasonably satisfactory to Buyer, which insured closing letter shall, subject to applicable regulatory restrictions, protect Buyer from fraud or dishonesty of the Title Company's agent in handling Buyer's funds or documents in connection with the Closing and against the failure of the Title Company's agent to comply with written closing instructions of Buyer or its counsel.

          (d) Prior to the date of this Agreement, Seller, at its sole expense, has delivered to Buyer a current certificate from the appropriate governmental authorities or from a Uniform Commercial Code lien search service acceptable to Buyer, reporting the results of a Uniform Commercial Code lien search of all appropriate records for security interests and financing statements against any personal property constituting a part of the Property. Seller shall cause such report to be updated and recertified to Buyer within ten (10) days prior to the Closing Date, and shall make arrangements on or before the Closing Date to have all liens shown thereon fully discharged or bonded.

     6.   Inspection by Buyer; Maintenance.

          (a) Subject to the rights of the tenants under the Tenant Leases, Buyer and Buyer's authorized agents and representatives may, from time to time during the Term, during regular business hours and on reasonable prior notice to Buyer and the managing agent of the Property, inspect all areas of the Premises and conduct such tests and observations as Buyer may deem appropriate. Any tests involving extraction of samples of materials, soil or water other than for asbestos shall require prior approval of Seller. No such inspection, however, shall constitute a waiver or relinquishment on the part of Buyer of its right to rely upon the covenants, representations, warranties or agreements made by Seller under this Agreement. Buyer shall pay when due all fees and expenses incurred in the performance of any such inspections, tests or observations and shall indemnify, defend, and save Seller harmless from any loss from mechanic's liens, claims for nonpayment of such charges or for damages (including damages associated with personal injury or death or damage to property) arising out of the acts or omissions of the parties performing such inspections, tests, or observations.

          (b) Seller shall permit Buyer's accountants and authorized representatives to examine Seller's books, financial records and tenant files pertaining to the operation of the Property, from time to time during the Term during regular business hours and upon reasonable prior notice. Seller acknowledges that Buyer may include the Property as a part of a public offering, and Seller consents to the disclosure of information regarding the Property, including financial information, in any such public offering so long as the offering material states that Seller is not a participant in the offering or responsible for the offering materials. Upon request by Buyer, Seller shall provide Buyer with such information as Seller may have with respect to actual expenditures made on all repairs, maintenance, operation and upkeep of the Property, including, without limitation, all taxes and utility payments, within three years prior to the Closing, and dates of construction, installation and major repairs to the Property.

     7. Closing. The closing of the transaction contemplated hereby (the "Closing") shall take place at the offices of Chicago Title Insurance Company, 7616 LBJ Freeway, Dallas, Texas 75230, at 10:00 a.m. on the Closing Date specified in Paragraph 2(b) above.

     8.   Representations of Seller.

          (a) Seller, to induce Buyer to enter into this Agreement and to purchase the Property, represents to Buyer that the following matters are true as of the date hereof:

               i) Exhibit B hereto (the "Rent Roll") is a true, complete and correct listing of all existing leases (including all amendments or side agreements) at the Property in effect as of the date hereof (the "Tenant Leases") (the form of which leases is attached hereto as Exhibit
     C), which Exhibit B correctly sets forth: (i) the total number of apartments at the Property, (ii) the name of each existing tenant named in the lease for each apartment, (iii) apartment number designation,
     (iv) apartment type, (v) the expiration date or status of the term of the lease (including all rights or options to renew), (vi) the current rent (the "Standard Rental") and other payments which the tenant is obligated to make under the lease, (vii) the current outstanding balance of all security deposits held thereunder, and (viii) the information required pursuant to Paragraphs 8(a)(ii) hereof.

               ii) There are no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Property other than as set forth in Exhibit B or Exhibit F. A true, correct and complete copy of the form of Tenant Lease has been submitted by Seller to Buyer and is attached hereto as Exhibit C. Seller represents to Buyer that such form of Tenant Lease is being used by Seller in all material respects in connection with Seller's leasing of the Property. Except as otherwise noted on Exhibit B, (i) each of the Tenant Leases is, to Seller's knowledge, valid and subsisting and in full force and effect and has not been amended, modified or supplemented, and the tenant, licensee or occupant thereunder is in actual possession, (ii) no tenant has asserted any claim, offset or defense which would in any way affect the collection of rent from such tenant, (iii) there are no pending summary proceedings or other legal action for eviction of any tenant, and (iv) no written notice of default or breach on the part of the landlord under any of the Tenant Leases has been received by Seller or its agents from the tenant, licensee or occupant thereunder. No tenant, licensee or other occupant under any of the Tenant Leases has any right or option to acquire the Property, or any part thereof or interest therein. The copies of the Tenant Leases delivered to Buyer, if any, constitute the sole agreements binding upon the owner of the Property and the respective tenants of the Property with respect to the Property.

               iii) No brokerage or leasing commission or other compensation is or will be due or payable on or after the Closing to any person, firm, corporation or other entity (including Seller or any affiliate of Seller) with respect to or on account of any of the Tenant Leases or any extensions or renewals thereof.

               iv) To the best knowledge of Seller and except as set forth in any Exhibit hereto, Seller has performed all obligations (including the payment of all sums due to third parties) which obligations have accrued as of the date hereof under the Tenant Leases and under all other agreements relating to the Property.

               v) Within ten (10) business days after Buyer gives the Exercise Notice, Seller shall deliver to Buyer a complete and correct list of all existing management, service, equipment, supply, maintenance, union or collective bargaining agreements with respect to or affecting the Property to which Seller is a party or which will affect the Property after Closing (the "Service Agreements"). Subject to Section 8(c), effective as of the Closing Date, Seller will represent and warrant to Buyer that no written notice of default or breach by Seller or its agents in the terms of any such Service Agreements has been received by Seller or its respective agentsand that Seller has performed all payment obligations which it has under the Service Agreements.

               vi) Subject to Section 8(c), effective as of the Closing Date, Seller will represent and warrant to Buyer that to the best knowledge of Seller, all persons who are employed by Seller or its agents in connection with the management, operation and maintenance of the Property (A) are non-union employees and (B) have been paid with respect to all benefits properly accrued and currently due.

               vii) All charges for services or material related to operation of the Property, including, without limitation, water, sewer, gas and electric bills, have been paid or will be paid as of the Closing Date, or appropriate adjustment made therefor in accordance with the terms hereof.

               viii) Seller has not received any notices from any governmental authority requiring any public improvements or installations on or in connection with the Property, or asserting any violation of any applicable law, regulation or other governmental requirement, and Seller is not otherwise aware of any such violations or requirements of public improvements or installations. In the event any such notices are served or received prior to the Closing. Seller shall promptly forward copies of such notices to Buyer.

               ix)  With respect to environmental matters:

                    a) to the best knowledge of Seller: (i) no Hazardous Substances are present in, on or under the Property, and (ii) there is no present Release or threatened Release of any Hazardous Substances in violation of Environmental Laws, from, in, on or under the Property;

                    b) to the best knowledge of Seller, no written notices, written complaints or orders of violation or non-compliance with Environmental Laws addressed to Seller or the owner of the Property have been received by or are in the possession of Seller and no federal, state or local environmental investigation is pending or has been threatened against Seller with regard to (A) the Property or any use thereof; (B) any alleged violation of Environmental Laws with regard to the Property; (C) any failure by Seller to have any environmental permit, certificate, approval, registration or authorization required for the conduct of its business; (D) the generation, treatment, storage, recycling, transportation, disposal or Release (each a "Regulated Activity") of any Hazardous Substances on, at or under the Property; or
     (E) the existence on nearby real property of Hazardous Substances that could migrate to the Property. For purposes of this Agreement, "Release" shall have the meaning given to that term in 42 U.S.C. Section 9601(22);

                    c) the Property has not been used by Seller for the conduct of any Regulated Activity other than in compliance in all material respects with Environmental Laws;

                    d) to the best of Seller's knowledge, there exists no petroleum contamination to the Property in violation of applicable Environmental Laws, and to the best of Seller's knowledge, there exist no underground storage tanks or surface impoundments, active or abandoned, at, on or under the Property in violation of applicable Environmental Laws; and

                    e) to the best of Seller's knowledge, it has not caused a Release of any Hazardous Substances, nor is there any friable asbestos, polychlorinated biphenyls, formaldehyde or lead at, on or under the Property, the removal of which is currently required by any Environmental Law or the continued existence of which constitutes a violation of any Environmental Law.

As used in this Agreement, (a) "Environmental Laws" shall mean and include the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42
U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act of
1975,
49 U.S.C. Section 1801 et seq., the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal
Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136, et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the National Environmental Policy
Act, 42 U.S.C. Section 4321 et seq., and the Occupational Safety and Health
Act,
29 U.S.C. Section 651 et seq., and all similar federal, state and local environmental laws, ordinances, rules, codes and regulations, as any of the foregoing may have been from time to time amended, supplemented or supplanted, which relate to protection of the environment or the regulation or control of or imposing liability or standards of conduct concerning Hazardous Substances (as hereinafter defined), and (b) "Hazardous Substances" shall mean any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenicor mutagenic or is designated as toxic or hazardous under any applicable federal, state or local law, and petroleum, its derivatives, by-products and other hydrocarbons; provided, however, that Hazardous Substances shall not include material used or stored in reasonable amounts in the ordinary course of business for the operation or maintenance of the Property and in compliance in all material respects with all Environmental Laws.

               x) Seller presently causes to be maintained policies of insurance with respect to the Property as listed on Exhibit H.

               xi) To the knowledge of Seller, there is no action, suit, investigation or proceeding pending or threatened against or affecting the Property or any portion thereof by any person or government agency, board or bureau except as set forth on Exhibit E hereto.

               xii) Seller has no knowledge of any pending or threatened condemnation or eminent domain proceedings against the Property or which would affect access to the Property, except as set forth on Exhibit E hereto.

               xiii) Seller has delivered to Buyer current tax certificates with respect to the Property and shall promptly forward to Buyer copies of all tax bills received during the Term. There are no proceedings presently pending for the reduction of the assessed value of the Property. All taxes becoming due during the Term shall be paid by Seller prior to delinquency.

               xiv) The persons signing this Agreement on behalf of Seller have the requisite power and authority to execute and deliver this Agreement in the name of Seller and to create thereby a binding obligation of Seller, and the execution, delivery and performance of this Agreement will not constitute a default under any material agreement of Seller, require consent under any such agreement of any person or give any person any right to terminate any Tenant Lease or other material agreement relating to the Property.

               xv) Except as noted on Exhibit F, Seller has not entered into any contract for goods and/or services relating to operation of the Property which may not be cancelled without charge to Buyer upon not more than thirty (30) days without written notice. Seller has not entered into any management agreement for the Property which will be in effect on the Closing Date.

               xvi) Utility services to the Property, including but not limited to water, sewer, telephone, cable TV, electric and gas, are being provided by the utility suppliers listed on Exhibit G hereto, in sufficient quantities to permit the use and occupation of the Property for the intended use.

               xvii) To the best of Seller's knowledge the Property is free from infestation by termites and any damage from previous termite infestation.

               xviii)    Seller has delivered to Buyer true, correct and
     complete financial statements for the Property for the calendar year 1996 through May 31, including notes, comments, schedules, and supplemental data therein (collectively, "Financial Statements"), all of which have been prepared from the books and records of Seller.

               xix) Regardless of whether Seller would otherwise be obligated under Arizona law, Seller has paid, has caused to be paid or will pay any and all taxes incurred by it as a result of the transactions contemplated by this Agreement, including, but not limited to transfer taxes, gains taxes, sales and use taxes and bulk sales taxes.

               xx) To the best of Seller's knowledge, the Property, the use of the Property and the transfer of the Property pursuant to this Agreement does not and will not violate any applicable subdivision, zoning, land-use or other similar law, code, ordinance or regulation relating to the Property.

               xxi) Seller has not received any written notice from the insurance companies insuring the Property requiring Seller to perform any work at the Property.

               xxii) To Seller's knowledge, no person has objected to Seller's use of the name "Sonterra at Williams Centre" or any logo or mark used by Seller in connection with the Property.

          (b) The representations contained in this Paragraph 8 shall survive the Closing hereunder, subject to the provisions of Section 18.

          (c) On the Closing Date, Seller shall execute and deliver to Buyer a certificate stating (i) that to Seller's knowledge each of the warranties and representations set forth in this Paragraph 8 are true and correct in all material respects as of the Closing Date except for any specific facts set forth with particularity in such certificate that constitute exceptions not known to Seller on the date of this Agreement or required by changed circumstances, and (ii) that there exists no material non-performance or breach in respect of any of the agreements, covenants, representations or warranties on the part of Seller contained in this Agreement.

          (d) Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all loss, cost, expense, damage or liability suffered or incurred by Buyer as a result of any of the warranties and representations set forth in this Paragraph 8 or in the certificate to be delivered by Seller to Buyer pursuant to Paragraph 8(c) above, not being true and correct in all material respects.

          (e) As used in this Agreement, the phrases "to Seller's knowledge" or "to the best knowledge of Seller" and similar phrases mean the actual knowledge of John R. Carmichael and Tom Teague, without any investigation and without any imputation of the knowledge of any other person, even if the knowledge of such other person would otherwise be imputed to one or both of them as a matter of law.

          (f) BUYER ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER SET FORTH IN THIS AGREEMENT, THE PROPERTY IS BEING PURCHASED ON AN "AS IS" BASIS, AND THAT NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE BY SELLER EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.

     9. Termination by Buyer. Buyer shall have no obligation to consummate the transaction described herein and upon written notice to Seller stating Buyer's intention not to proceed with the transaction contemplated by this Agreement, this Agreement shall terminate and the parties shall have no further liability hereunder.

     10. Operations Prior to Settlement. Between the date of the execution of this Agreement and the Closing Date:

          (a) Seller shall continue to maintain and to make all repairs and replacements to the Property and the Personalty so as to keep the Property and the Personalty in substantially its present condition, subject to ordinary wear and tear and to the provisions of Paragraphs 13 and 15 hereof, and Seller shall operate and manage the Property and the Personalty in the same manner as it has operated the Property prior to the date hereof. All vacant apartment units shall be made ready for occupancy by Closing; provided, however, that units becoming vacant fourteen (14) days or less before Closing shall be made ready by Seller within fifteen (15) days after Closing. Any carpet installed on or after the date of this Agreement shall comply with the carpet specifications delivered to Seller by Buyer prior to the date of this Agreement, and described on Exhibit D attached hereto.

          (b) Seller shall use its best efforts from the date hereof to the date of the Closing to (i) continue to rent the Property and to achieve and maintain full occupancy thereof and (ii) modify, renew or extend any Tenant Lease on an as-needed basis.

          (c) Seller will not, without the prior written consent of Buyer, enter into any Service Agreements or amend or extend any current Service Agreements such that any Service Agreements that survive Closing are not cancelable on 30 days' notice at no cost to the owner. Seller shall not cause or permit any change in the property manager without prior written consent of Buyer.

          (d) Seller shall cause all certificates of occupancy to be observed and to be kept in full force and effect. Seller shall cause all material obligations of Seller under the Service Agreements to be timely performed. Seller shall carry on and conduct the operation of the Property in substantially the same manner as such business is now and has heretofore been conducted, including (but not limited to) maintenance of and compliance with the insurance policies. Seller shall operate the Property in accordance with all applicable laws, rules, regulations, ordinances, licenses and permits.

          (e) Seller shall not remove any Personalty, fixtures or equipment located on the Property except as may be required for maintenance, repair and/or replacement or where such removal is commercially reasonable. All replacements shall be (i) completed free and clear of any liens and encumbrances, (ii) of quality at least equal to the replaced items and (iii) deemed included in the sale of the Property, without cost or expense to Buyer. Items removed in accordance with this subparagraph (e) will cease to be part of the Property.

          (f) Seller will deliver to Buyer, as soon as available to Seller, any new monthly operating statements and leasing reports with respect to the Property for each calendar month which elapses between the date of execution hereof and the Closing Date.

          (g) Seller shall cause all debts and liabilities for labor, material and equipment incurred by Seller prior to the Closing Date, which could result in a lien against the Property, to be promptly paid in full or bonded over.

          (h) Seller shall cause to be paid before the same become due all taxes and all installments of assessments levied or assessed against the Property or any part thereof on or before the Closing Date. If Seller or any entity affiliated with Seller or with any of Seller's partners shall undertake any action, including, without limitation, any development on property that is within the area subject to the instrument recorded in Docket 7335 at Page 842, as the same may be amended or supplemented, (the "Declaration"), then Seller shall be solely liable for payment of any increase in the assessments against the Property pursuant to the Declaration resulting from such action and shall indemnify and defend Buyer against such increase.

          (i) Seller shall, immediately upon obtaining knowledge of (i) any proposed new assessment against the Property by any governmental or quasi-governmental authority; (ii) the institution of any proceedings for the condemnation of the Property or any portion thereof; (iii) any material injury or damage to or upon the Property or any portion thereof; (iv) any violation of the applicable laws, ordinances, rules or regulations regarding the Property or any portion thereof; or (v) any proceeding which could affect or cloud title to or ownership of the Property, or any part thereof, notify Buyer of the pendency of such proposal, proceeding or violation. Buyer shall have the right, but no obligation, at Buyer's expense and at its sole discretion, to join in or participate in any such proceedings or other matters. No such participation by Buyer shall relieve Seller of any of its obligations under this Agreement. In the event item (i) in this subparagraph occurs, Seller shall oppose such assessment in a commercially reasonable manner unless Buyer approves it in writing.

          (j) Between the date of this Agreement and the Closing, Seller shall not, in violation of any Environmental Laws, intentionally, knowingly or willfully use, produce, process, manufacture, generate, treat, handle, store or dispose of any Hazardous Substances in, on or under the Property, or use the Property for any such purposes, or Release any Hazardous Substances into any air, soil, surface water or groundwater comprising the Property. Between the date of this Agreement and the Closing, Seller shall use reasonable efforts to comply with all Environmental Laws applicable to the Property, or its use or occupancy thereof. Between the date of this Agreement and the Closing, Seller shall use reasonable efforts to obtain all permits, licenses and approvals required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Property, comply and use reasonable efforts to cause the tenants to comply with all Environmental Laws applicable to the Property and with all such permits, licenses and approvals, and use reasonable efforts to keep all such permits, licenses and approvals in full force and effect. Immediately after Seller obtains any information indicating that any Hazardous Substances may be present at the Property in violation of any Environmental Law or that any Release or threatened Release of Hazardous Substances may have occurred in violation of any Environmental Law between the date of this Agreement and Closing in, on or under the Property (or any nearby real property which could migrate to the Property) or that any violation of any Environmental Laws may have occurred between the date of this Agreement and Closing at the Property, Seller shall give written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question. Seller shall immediately furnish to Buyer copies of all written communications received between the date of this Agreement and Closing by Seller from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given between the date of this Agreement and Closing by Seller to any person concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Property (or any nearby real property which could migrate to the Property) or any past or present violation of any Environmental Laws at or in connection with the Property.

          (k) During the Term, Seller shall not, and shall cause any affiliates of Seller that are controlled directly or indirectly by any person (except Seller's limited partner and its affiliate(s) that directly or indirectly owns an interest in Seller (hereinafter called "Related Parties") not to acquire any interest in or develop any multifamily residential property within a three-mile radius of the Land without first giving written notice to Buyer of its intent to do so and if Buyer indicates a desire to participate in such acquisition or development, negotiating in good faith with Buyer to allow such participation; provided that, if agreement with Buyer is not reached within 45 days after such good faith negotiations are commenced by Seller, Seller shall have no further obligation to Buyer under this Paragraph 10(k).

     11. Provisions with Respect to Closing. At the Closing, Seller shall deliver to Buyer the following:

          (a) Deed. Special warranty deed conveying the Land and the Improvements, subject only to the Permitted Exceptions, duly executed and acknowledged and in proper form for recording.

          (b) Bill of Sale. A valid bill of sale for the Personalty (with warranties of title against claims by, through or under Seller, but not otherwise) in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged by Seller.

          (c) Assignment of Leases. A valid assignment of the Tenant Leases, in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged by Seller assigning to Buyer the interests of Seller in the Tenant Leases; together with the original executed copy of each Tenant Lease, and letters prepared by Buyer (and approved by Seller, which approval shall not be unreasonably withheld) and addressed to each of the tenants informing them of the sale and assignment and directing them to make future payments of rents to Buyer or its nominee or assignee, as Buyer may elect; together with lease files containing all lease guarantees, notices from tenants, general correspondence and the like. Buyer shall assume, and indemnify Seller with respect to, all of the obligations of Seller with respect to the proper application of any tenant security deposit, and all interest thereon payable to any tenant, for which Buyer received a credit (or which was transferred to Buyer) at the Closing and shall assume, and indemnify Seller with respect to, all of the obligations of the landlord under the Tenant Leases attributable to the period from and after the Closing Date. Seller shall indemnify Buyer with respect to all obligations of the landlord under the Tenant Leases attributable to the period prior to the Closing and with respect to all obligations of the landlord under any leases affecting the Property that were terminated prior to the Closing. Seller shall also notify any bank in which Seller maintains a lockbox account for the receipt of rents from the Property that all amounts received by such bank after the Closing Date shall be delivered to Buyer.

          (d) Assignment of Name. A valid assignment in recordable form (without warranty except as set forth in Paragraph 8(xxv) above), duly executed and acknowledged by Seller, assigning to Buyer all of the right, title and interest of Seller in and to the name Sonterra at Williams Centre in connection with the Property, together with such documents as shall be necessary for proper termination of the use of said name by Seller.

          (e) Assignment of Service Agreements and Warranties. A valid assignment duly executed and acknowledged by Seller, in form and substance reasonably satisfactory to Buyer, of the rights of Seller under (i) each of the Service Agreements, and (ii) each of the Warranties, together with original copies or duly executed counterparts thereof; and if any such agreement requires the approval of the other party thereto prior to assignment thereof to a third party, then Seller shall use reasonable efforts to obtain such written approval. If Seller is unable to obtain such approval after reasonable efforts, Seller shall not be obligated to assign those agreements for which approval is not obtained. Seller shall perform, and shall indemnify Buyer with respect to, all of the obligations of Seller attributable to the period prior to the Closing under the Service Agreements; Buyer shall assume, and shall indemnify Seller with respect to, all of the obligations of Seller attributable to the period from and after the Closing under the Service Agreements.

          (f) Assignment of Other Interests. An assignment duly executed and acknowledged by Seller, in form and substance reasonably satisfactory to Buyer, of the rights of Seller in and to the Other Interests not transferred pursuant to subparagraphs (c), (d) or (e) above.

          (g) Updated Rent Roll and Tenant Schedule. An updated Rent Roll and schedule of Tenant Leases supplied by Seller which contains all information required to be set forth in Exhibit B, which schedule is correct and complete as of a date not more than five (5) days before the Closing Date.

          (h) FIRPTA Affidavit. The affidavit referred to in Section 1445 of the Internal Revenue Code with all pertinent information confirming that Seller is not a foreign person, trust, estate, corporation or partnership.

          (i) Property Records. All records, documents, information and data in the possession of Seller or its agents concerning operation, leasing and maintenance of the Property. If the Buyer retains Seller's managing agent, then delivery of documents herein prescribed need not occur with respect to those documents already in the possession or control of such managing agent.

          (j) Transfer Tax Return. If required, all transfer and gains tax returns fully executed and completed by Seller.

          (k) Indemnification. An indemnification from Seller for any brokerage commissions payable or which will become payable in connection with any Tenant Lease.

          (l) Evidence of Payment and Discharge of Liens and Encumbrances. Evidence satisfactory to the Title Company and sufficient for deletion of any exceptions that all liens, encumbrances and assessments against the Property, except the lien of current taxes not yet due, have been paid and discharged or that either such liens, encumbrances and assessments will be fully paid and discharged by the Title Company on the Closing Date using Seller's proceeds of sale or bonded by Buyer so that they do not constitute liens against the Property.

          (m) Possession. Possession of the Property shall be delivered by Seller to Buyer on the Closing Date, subject to the Tenant Leases and Service Contracts.

At the Closing, Buyer shall deliver to Seller (i) written indemnity agreements as contemplated by Paragraphs 11(c) and 11(e), and (ii) if required to comply with applicable statutes, execution of each letter to tenants contemplated by Paragraph 11(c).

     12.  Prorations and Credits.

          (a) The following items shall be prorated as of 11:59 p.m. of the day immediately preceding the Closing Date. To the extent that the amounts of the items to be prorated are ascertainable as of the Closing Date, they shall be prorated at the Closing. To the extent that the amounts of the items to be prorated are not reasonably ascertainable as of the Closing Date, they shall be adjusted as promptly after the Closing as the amounts thereof are ascertained. Any errors or omissions in computing the prorations at the Closing shall be promptly corrected and this obligation shall survive the Closing hereunder for a period of twelve (12) months from the Closing Date.

               i) Water, sewer, fire protection, inspection services, electric, telephone and all other utility charges.

               ii) Prepaid rents (including tax and similar participations), utility deposits, and income from cable television and telephone providers, vending machines and other sources.

               iii) Prepaid service, maintenance and other similar items with respect to the Service Contracts.

               iv) Such other items of income and expenses as are customarily prorated in real estate transactions.

               v) Rents (including furniture, carport, garage and all other rental amounts payable by tenants of the Property) for the month of Closing shall be prorated. Unpaid rents from tenants shall not be prorated at the Closing. In the event that on the Closing Date any tenant is in arrears in the payment of rent for the month of the Closing and/or any months prior thereto, Buyer shall hold any rents (net of the reasonable costs of collection) collected after the Closing Date from such tenant in trust for the benefit of Seller, and shall promptly remit such rents (net of reasonable costs of collection) to Seller for application in reduction of such arrearage; provided, however, that no sums received by Buyer shall be so held or paid to Seller for application to rents in arrears unless and until such rent and other charges due for the periods subsequent to the Closing shall have been received and retained by Buyer. Buyer agrees to use reasonable efforts to collect rent arrearages due Seller from tenants, provided that Buyer shall not be obligated to commence any litigation against such tenants, incur any expense in collecting such arrearages (other than the expense of routine billing) or terminate a Tenant Lease.

              vi) Real estate taxes, special assessments and assessments under the Declaration. Notwithstanding anything to the contrary contained herein, (i) real estate taxes shall be prorated on the basis of the latest valuations and mill levies and shall be subject to readjustment as soon as the actual valuation and mill levies for the year during which Closing takes place are conclusively determined, and
     (ii) Seller shall pay in full at or prior to Closing any installments of special assessments which may be a lien on the Property and that are due prior to Closing.

          (b) Seller shall furnish readings of the water, gas and electric meters at the Property to the Closing Date. Seller shall cooperate with Buyer to provide, as of the Closing Date, for a cancellation of electricity and other utility services in Seller's name and a continuation thereof without interruption in Buyer's name. To the extent such a timely cancellation and continuation occurs, there shall be no proration of utility charges as provided in Paragraph 12(a)i).

          (c) All transfer taxes and all sales and use taxes imposed on or in connection with this transaction shall be paid by Seller, regardless of whether Seller would otherwise be obligated under Arizona law.

          (d) The Security Deposits shall be transferred to Buyer or credited against the Purchase Price.

          (e) Buyer may elect to satisfy a portion of the Purchase Price by taking title to the Property subject to the outstanding balance of any lien or encumbrance against the Property, provided that (1) credit shall not be allowed for any liens that are bonded over by Seller, and (2) if Buyer elects to take title subject to the Loan, such election shall be conditioned on Buyer releasing Seller and the Related Parties from all further liability under the Loan, including all liability under any warranty, guaranty, indemnity or other agreement given in connection with the Loan.

     13. Casualty Loss. Seller shall cause the insurance policies now in effect with respect to the Property to be maintained until the Closing. If at any time prior to the Closing Date, any portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever, Seller shall promptly give written notice thereof to Buyer and, subject to the rights of the holder of any first priority mortgage on the Property, Seller shall promptly restore and repair the Property to a condition at least as good as that existing prior to the damage. If such restoration cannot reasonably be completed prior to the Closing Date, Buyer shall be entitled to
(i) terminate this Agreement, (ii) postpone the Closing until such restoration is complete or (iii) close on the Closing Date and receive all casualty insurance proceeds available to complete such restoration (less the portion thereof claimed by any first priority mortgage lender or applied toward restoration or repair of the Property) and, unless all deductible amounts have been fully paid by Seller with respect to such insurance prior to Closing, Buyer shall receive a credit for such amounts at Closing.

     14. Brokerage. Seller shall pay at closing all amounts due to Steven Karpf and to Karpf, Zarilli & Co., Inc. (collectively, "Broker") with respect to the transactions contemplated in this Agreement. Seller and Buyer each represent and warrant to the other that the party making such representation has not dealt with any broker or other intermediary other than Broker in connection with or relating to the transactions that are the subject of this Agreement. Seller and Buyer shall defend, indemnify and hold the other harmless from and against any and all liability, claim, charges or damages, including without limitation, counsel fees and court costs, incurred by the other as a result of any breach by the indemnitor of the foregoing representation.

     15.  Eminent Domain.

          (a) If at any time prior to the Closing Date, there shall be a taking by eminent domain proceedings or the commencement of any such proceedings, with respect to all or any part of the Property, Seller shall give written notice thereof to Buyer promptly upon learning of the same, and, if Buyer elects to close this transaction, the purchase price for the Property shall be reduced by the total of any awards or other proceeds received by Seller (directly or indirectly) with respect to any such taking at or prior to Closing, and at the Closing Seller shall assign to Buyer all rights of Seller in and to any further awards or other proceeds payable by reason of any taking.

          (b) Until such time as the Closing has occurred, or this Agreement terminates, any negotiation for or agreement to, and all contests of, any offers and awards relating to eminent domain proceedings shall be conducted only with the joint approval and consent of Seller and Buyer.

     16. Remedies. If any obligation of Seller hereunder is not fully and timely performed as herein provided, Buyer shall have the following remedies (which shall be Buyer's sole and exclusive remedies except where otherwise provided herein):

          (a) Buyer may elect to treat this Agreement as terminated, in which case all payments and things of value provided by Buyer hereunder shall be returned to Buyer;

          (b) Buyer may elect to treat this Agreement as being in full force and effect, and Buyer shall have the right to an action for specific performance, provided, however, that specific performance shall not be available as to obligations (other than conveyance of title as provided for in this Agreement) that are not within the reasonable control of Seller; and

          (c) Buyer shall be entitled to payment of its reasonable attorneys' fees and costs of enforcement of its remedies.

     17. Entire Agreement. This is the entire agreement between the parties relating to the subject matter hereof and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever relating to the subject matter hereof. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by.the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     18. Survival. Except as otherwise provided herein, all agreements, warranties and representations contained herein shall survive Closing, and shall not be deemed to have merged into the deed, but such survival shall extend for only twelve (12) months, after which no action, claim or other proceeding may be brought upon or to enforce any such agreement, warranty or representation.

     19. Notices. All notices, demands and requests or other communication to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of same in person to the addressee or by depositing same with a carrier in the business of making guaranteed overnight deliveries for next business day delivery or by depositing same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, to the following addresses:

     If intended for Seller:

          Specified Properties VIII, L.P.
          5950 Berkshire Lane, Suite 500
          Dallas, Texas  75225
          Attn:  John R. Carmichael or Tom Teague
          Phone No.: (214)369-9433
          Fax No.: (214)369-0908

          with a copy to:

          Michael K. Ording, Esq.
          Jones Day Reavis & Pogue
          2001 Ross Avenue, Suite 2300
          Dallas, Texas  75201
          Phone No.: (214)220-3939
          Fax No.: (214)969-5100

     If intended for Buyer:

          Wellsford Residential Property Trust
          610 Fifth Avenue, 7th Floor
          New York, New York 10020
          Attn: Edward Lowenthal
          Phone No.: (212)333-2300
          Fax No.: (212)333-2323

          With a copy to:

          Brownstein Hyatt Farber & Strickland, P.C.
          410 17th Street, 22nd Floor
          Denver, Colorado  80202
          Attn: Wayne H. Hykan, Esq.
          Phone No.: (303)534-6335
          Fax No.: (303)623-1956

All notices, demands and requests shall be effective upon such personal delivery or upon being deposited with the above-referenced overnight carrier or in the United States mail as required above. However, with respect to notices, demands or requests so deposited with the above-referenced overnight carrier or in the United States mail, the time period within which a response to any such notice, demand or request must be given shall commence to run from the next business day following any such deposit with the above-referenced overnight carrier or, in the case of a deposit in the United States mail as provided above, the date on the return receipt of the notice, demand or request reflecting the date of delivery or rejection of the same by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least 15 days' written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other or additional address within the United States of America.

     20. No Joint Venture; No Merger. Seller and Buyer acknowledge that concurrently with execution of this Agreement Buyer or an affiliate of Buyer has made a loan to Seller in the principal amount of $17,800,000.00, secured by the Property (the "Loan"). Notwithstanding anything in this Agreement or in the documents delivered in connection with the Loan, it is the express intent of the parties that (i) nothing in the relationship between Seller and Buyer is intended to or shall constitute Seller and Buyer as partners or joint venturers with respect to the Property or to any other matter; (ii) the relationship of the parties hereunder shall be strictly that of optionor and optionee under the Option granted herein; (iii) the rights of Buyer hereunder shall survive any foreclosure or other exercise of remedies under the Loan and shall not be merged therein, nor shall any rights of the holder of the Loan be merged into any document delivered in connection with the Option.

     21.  Miscellaneous.

          (a) The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

          (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

          (c) This Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Arizona.

          (d) This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been executed by the undersigned in his/her capacity as an officer or trustee of Buyer which has been formed as a Maryland real estate investment trust pursuant to a Declaration of Trust of Buyer dated as of July 10, 1992, and not individually, and neither the trustees, officers or shareholders of Buyer shall be bound or have any personal liability hereunder or thereunder. Seller shall look solely to the assets of Buyer for satisfaction of any liability of the Buyer in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the trustees, officers or shareholders of Buyer or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

          (e) The parties hereto acknowledge that the transfer of the Property must be reported to the Internal Revenue Service as required by
Section 6045(e) of the Internal Revenue Code of 1986, as amended (the "Code"), unless Section 6045(e) provides an exemption to such reporting requirement. Accordingly, on or before the Closing Date, Seller, Buyer and the Title Company shall enter into written "designation agreement" as defined in and in accordance with Regulation Section 1.6045-4 of the Code, which designation agreement shall designate the Title Company as the "real estate reporting person" responsible for reporting the respective transfers to the Internal Revenue Service.

          (f) Subject to the last sentence of this Section, the parties hereto agree that neither party shall make an announcement of the transaction contemplated herein to third parties without the prior written consent of the other party hereto. Buyer shall have the right to approve any public announcement. Subject to the last sentence of this Section and except as required by court order or by operation of law, the contents of this Agreement shall remain confidential and shall only be disclosed to those third parties necessary to facilitate the consummation of the transaction contemplated hereby. Notwithstanding the foregoing, Buyer may disclose this Agreement as it deems necessary or appropriate to comply with securities or other laws or to fulfill its corporate or fiduciary obligations to its investors.

          (g)  The Exhibits attached hereto and made a part hereof are:

     Exhibit A:     Legal Description
     Exhibit B:     Rent Roll
     Exhibit C:     Form of Tenant Lease
     Exhibit D:     Description of Carpet Specifications
     Exhibit E:     Description of Pending Claims
     Exhibit F:     List of Nonterminable Contracts
     Exhibit G:     Utility Suppliers
     Exhibit H:     Insurance

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              SELLER:

                              SPECIFIED PROPERTIES VIII, L.P., a Texas limited partnership

                              By:  Westwood Residential No. 9
                                   Limited Partnership, its general
                                   partner

                                   By:  Westwood Residential
                                        General Partner No. 9,
                                        Inc., its general partner

                                        By:/s/ John R. Carmichael
                                           _____________________________
                                           Name:   John R. Carmichael
                                           Title:  President


                              BUYER:

                              WELLSFORD RESIDENTIAL PROPERTY TRUST, a
                              Maryland real estate investment trust



                              By:/s/ Donald D. MacKenzie
                                 ______________________________________
                                 Name:   Donald D. MacKenzie
                                 Title:  Vice President

                                  EXHIBIT A

                             (Legal Description)


BLOCKS 19, 21, 22, 23 OF THE RESUBDIVISION OF WILLIAMS CENTRE, PIMA COUNTY, ARIZONA ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE PIMA COUNTY RECORDER IN BOOK 39 OF MAPS AT PAGE 28.

                                  EXHIBIT B

                                 (Rent Roll)

                                  EXHIBIT C

                           (Form of Tenant Lease)

                                  EXHIBIT D

                   (Description of Carpet Specifications)

                                  EXHIBIT E

                       (Description of Pending Claims)


                                    NONE

                                  EXHIBIT F

                      (List of Nonterminable Contracts)



Vendor                                Type                     Cancellation

Haas Publishing Company               Apt. Guide               Between 4th &
                                                               5th Issue or
                                                               2/1/97

Web Service Co.                       Washers/Dryers           9/1/2005

Interactive Cable Systems, Inc.       Cable Television Serv.   April, 2010

Interactive Cable Systems, Inc.       Telephone Service        April, 2010

Interactive Cable Systems, Inc.       Alarm Service
                                      April, 2010

                                  EXHIBIT G

                             (Utility Suppliers)




        _________________________________________________________________
        |                      |                                       |
        |       Telephone      |      Interactive Cable Systems, Inc.  |
        |______________________|_______________________________________|
        |                      |                                       |
        |   Cable Television   |      Interactive Cable Systems, Inc.  |
        |______________________|_______________________________________|
        |                      |                                       |
        |       Electric       |       Tucson Electric Power Company   |
        |______________________|_______________________________________|
        |                      |                                       |
        |         Water        |              City of Tucson           |
        |______________________|_______________________________________|
        |                      |                                       |
        |         Sewer        |              City of Tucson           |
        |______________________|_______________________________________|
        |                      |                                       |
        |          Gas         |         Southwest Gas Corporation     |
        |______________________|_______________________________________|

                                  EXHIBIT H

                                 (Insurance)

              (See attached two (2) Certificates of Insurance)